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                      SECURITIES AND EXCHANGE COMMISSION.
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               January 14, 2002
                               (Date of report)


                          CUMETRIX DATA SYSTEMS CORP.
            (Exact Name of Registrant as Specified in its Charter)


      California                      0-14001                     95-4574138
(State of Incorporation)      (Commission File Number)         (IRS Employer ID)




                               957 Lawson Street
                          Industry, California 91478
                   (Address of Principal Executive Offices)



                                (626) 965-6899
             (Registrant's telephone number, including area code)
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ITEM 5.   Other Events.

          ITEM 5.   Other Events

          As an Update to the company's ongoing efforts in resolving the previously disclosed events in form 8K, The Board of Directors of the Company has unanimously agreed that it is in the best interest of the company and its shareholders to suspend day to day operations of the company effective immediately. This should allow the management to focus on its activities to effect a potential merger of the company as well as minimizing the anticipated operating losses of the company. It should however be noted that although the management has been working on a potential merger with various candidates over the past several months, there is currently no definitive agreement with respect to any such merger and there is no guarantee that such a merger would ever take place.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CUMETRIX DATA SYSTEMS CORP.



                                        By: /s/ MAX TOGHRAIE
                                           -----------------
                                           Max Toghraie,
                                           President and
                                           Chief Executive Officer

Dated: January 14, 2002